Exhibit 10.6
Gateway Financial Holdings, Inc.
2005 OMNIBUS STOCK OWNERSHIP AND
LONG TERM INCENTIVE PLAN
THIS IS THE 2005 OMNIBUS STOCK OWNERSHIP AND LONG TERM INCENTIVE PLAN (“Plan”) of Gateway Financial Holdings, Inc. (“the Corporation” or “Company”), a North Carolina corporation with its principal office in Pasquotank County, North Carolina, under which Incentive Stock Options and Non-Qualified Options to acquire shares of the Stock, Restricted Stock, Stock Appreciation Rights, and/or Units may be granted from time to time to Eligible Employees and, where applicable, to Directors of the Corporation and of any of its Subsidiaries (the “Subsidiaries”), subject to the following provisions:
ARTICLE I
DEFINITIONS
The following terms shall have the meanings set forth below. Additional terms defined in this Plan shall have the meanings ascribed to them when first used herein.
Annual Vesting Amount. With respect to any calendar year, the aggregate fair market value of stock subject to ISOs that are first exercisable during such calendar year for any Optionee, which may not exceed $100,000. The aggregate fair market value of stock with respect to which ISOs are first exercisable during any calendar year shall be determined by taking into account all ISOs granted to such person under all incentive stock options plans of the Corporation or of any of its parent or subsidiary corporations.
Base Value. The Fair Market Value of a share of Common Stock on the date of issuance of a SAR.
Board. The Board of Directors of Gateway Financial Holdings, Inc.
Change in Control Transaction. The dissolution or liquidation of the Corporation; a reorganization, merger or consolidation of the Corporation as a result of which the outstanding securities of the class then subject to Rights hereunder are changed into or exchanged for cash or property or securities not of the Corporation’s issue; or a sale of all or substantially all of the assets of the Corporation to, or the acquisition of stock representing more than twenty-five percent (25%) of the voting power of the capital stock of the Corporation then outstanding by, another corporation, bank, other entity or person, other than pursuant to a merger in which the Corporation is the surviving entity.
Code. The Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.
Committee. The Compensation Committee of the Board.
Common Stock. The Common Stock, no par value, of the Corporation.
Death. The date of death of an individual who has received Rights as established by the relevant death certificate.
Director. A member of the Board.
Disability. The date on which an individual who has received Rights becomes permanently and totally disabled within the meaning of Section 22 (e) (3) of the Code, which shall be determined by the Committee on the basis of such medical or other evidence as it may reasonably require or deem appropriate.
Distribution Date. March 15th in the year of distribution of a Retained Unit in cash or Stock under Article V (or the first business day thereafter), except that in the case of special distributions, the Distribution Date shall be the first business day of the month in which the Committee determines the amount and form of the distribution.
Dividend Equivalent Credit. An amount equal to the dividend payable on one share of Common Stock determined and credited on the dividend payment date to each Unit Recipient’s account for each Unit which has been awarded to the Unit Recipient and not converted to a Retained Unit or canceled.
Dividend Equivalent Unit. A Unit awarded pursuant to a Dividend Equivalent Credit.
Effective Date. The date as of which this Plan is effective, which shall be the date it is adopted by the Board.
Eligible Employees. Those individuals who meet the following eligibility requirements:
(i)	Such individual must be a full time employee of the Corporation or a Subsidiary. For this purpose, an individual shall be considered to be an “employee” only if there exists between the Corporation or a Subsidiary and the individual the legal and bona fide relationship of employer and employee. In determining whether such relationship exists, the regulations of the United States Treasury Department relating to the determination of such relationship for the purpose of collection of income tax at the source on wages shall be applied.
(ii)	Such individual is identified by the Committee as a key employee who is in a position to significantly influence the long-term success of the Corporation.

(iii)	If the Registration shall not have occurred, such individual must have such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment involved in the receipt and/or exercise of a Right.
     (iv) Such individual, being otherwise an Eligible Employee under the foregoing items, shall have been selected by the Committee as a person to whom a Right or Rights shall be granted under the Plan.
Exercise Price. The price at which an Option may be exercised.
Fair Market Value. With respect to the Corporation’s Common Stock, the market price per share of such Common Stock determined by the Committee, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith, as follows, as of the date specified in the context within which such term is used:
(i)	if the Common Stock was traded on a stock exchange on the date as of which such determination is made, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date;

(ii)	if on the date as of which such determination is made, quotations for the Common Stock are regularly listed on the NASDAQ system or another comparable system, the fair market value of a share of Common Stock shall be deemed to be equal to the closing price for the Common Stock quoted on such system for the trading date as of the date as of which such determination is made; and if a closing price is not available for such date, then the fair market value shall be equal to the closing price on the most recent trading day for which such a price is available;

     (iii) if no such quotations are available, the fair market value of a share of Common Stock shall be deemed to be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in such shares, as selected by the Committee, for the trading date first preceding the date as of which such determination is made; and
(iv)	if the Committee determines that the price as determined above does not represent the fair market value of a share of Common Stock, the Committee may then consider such other factors as it deems appropriate and then fix the fair market value for the purposes of this Plan. In such case, the Committee shall maintain a written record of its method of determining Fair Market Value.
Holder. An individual granted Rights to Restricted Stock
ISO. An “incentive stock option” as defined in Section 422 of the Code.
Just Cause Termination means:
(i)	with respect to the Company or any subsidiary which employs the recipient of any rights under the Plan (the “recipient”) or for which such recipient primarily performs services, the commission by the recipient of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), or any act or practice which the Committee shall, in good faith, deem to have resulted in the recipient’s becoming unbondable under the Company’s or the subsidiary’s fidelity bond;

(ii)	the willful engaging by the recipient in misconduct which is deemed by the Committee, in good faith, to be materially injurious to the Company or any subsidiary, monetarily or otherwise, including, but not limited, improperly disclosing trade secrets or other confidential or sensitive business information and data about the Company or any subsidiaries and competing with the Company or its subsidiaries, or soliciting employees, consultants or customers of the Company in violation of law or any employment or other agreement to which the recipient is a party; or

(iii)	the willful and continued failure or habitual neglect by the recipient to perform his or her duties with the Company or the subsidiary substantially in accordance with the operating and personnel policies and procedures of the Company or the subsidiary generally applicable to all their employees. For purposes of this Plan, no act or failure to act by the recipient shall be deemed be “willful” unless done or omitted to be done by recipient not in good faith and without reasonable belief that the recipient’s action or omission was in the best interest of the Company and/or the subsidiary. Notwithstanding the foregoing, if the recipient has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to the recipient in this Plan. “Cause” under either (i), (ii) or (iii) shall be determined by the Committee.
NASDAQ. National Association of Securities Dealers Nasdaq system.
Non-Qualified Option. Any Option granted under Article III whether designated by the Committee as a Non-Qualified Option or otherwise, other than an Option designated by the Committee as an ISO, or any Option so designated but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder.
Option Agreement. The agreement between the Corporation and an Optionee with respect to Options granted to such Optionee, including such terms and provisions as are necessary or appropriate under Article III.
Optionee. An individual granted an Option under Article III.

Option Period. The period ending on the expiration date of each Option, which shall not exceed 10 years from the date of grant of the Option.
Options. ISOs and Non-Qualified Options are collectively referred to herein as “Options;” provided, however, whenever reference is specifically made only to ISOs or Non-Qualified Options, such reference shall be deemed to be made to the exclusion of the other.
Performance Period. A period of two or more years during which certain criteria must be met in order for Units to become Retained Units.
Plan Pool. A total of 600,000 shares of authorized, but unissued, shares of Common Stock, as adjusted pursuant to Section 2.3(b), which shall be available as Stock under this Plan.
Registration. The registration by the Corporation of this Plan, the offering of Rights under this Plan, the offering of Stock under this Plan, and/or the Stock acquirable under this Plan under the 1933 Act and applicable state “Blue Sky” and securities laws.
Retained Units. Units which Unit Recipients receive based upon the satisfaction of performance goals during a Performance Period.
Restricted Stock. The Stock that a Holder shall be awarded with restrictions when, as, in the amounts and with the restrictions described in Article IV.
Restricted Stock Grant Agreement. The agreement between the Corporation and a Holder with respect to Rights to Restricted Stock, including such terms and provisions as are necessary or appropriate under Article IV.
Retirement. “Retirement” shall mean:
(i)	the termination of an Eligible Employee’s employment under conditions which would constitute “normal retirement” or “early retirement” under any tax qualified retirement plan maintained by the Corporation or a Subsidiary, or

(ii)	termination of employment after attaining age 65 (except in the case of a Just Cause Termination).
Rights. The rights to exercise, purchase or receive the Options, Restricted Stock, Units and SARs described herein.
Rights Agreement. An Option Agreement, a Restricted Stock Grant Agreement, a Unit Agreement or an SAR Agreement.
SAR. The Right of an SAR Recipient to receive cash when, as and in the amounts described in Article VI.
SAR Agreement. The agreement between the Corporation and an SAR Recipient with respect to the SAR awarded to the SAR Recipient, including such terms and conditions as are necessary or appropriate under Article VI.
SAR Exercise Date. The date notice is received by the Corporation that a SAR is being exercised.
SAR Period. The period ending on the expiration date or dates of each SAR, which date shall be not later than ten (10) years after the date such SAR is granted.
SAR Recipient. An individual to whom SARs are granted.

SAR Vesting Period. The period or periods of time within which each SAR or portion thereof will first become exercisable.
SEC. The Securities and Exchange Commission.
Stock. The shares of Common Stock in the Plan Pool available for issuance pursuant to the valid exercise of a Right or on which the cash value of a Right is to be based.
Tax Withholding Liability. All federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Corporation.
Transfer. The sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, loan, gift, attachment, levy upon, assignment for the benefit of creditors, by operation of law (by will or descent and distribution), transfer by a qualified domestic relations order, a property settlement or maintenance agreement, transfer by result of the bankruptcy laws or otherwise of a share of Stock or of a Right.
Units. The Right of a Unit Recipient to receive a combination of cash and Stock when, as and in the amounts described in Article V.
Unit Agreement. The agreement between the Corporation and Unit Recipient with respect to the award of Units to the Unit Recipient, including such terms and conditions as are necessary or appropriate under Article V.
Unit Recipient. An individual granted a Unit.
Vesting Period. The period or periods of time within which each Option or portion thereof will first become exercisable.
1933 Act. The Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.
1934 Act. The Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

ARTICLE II
GENERAL
Section 2.1. Purpose.
The purposes of this Plan are to encourage and motivate Directors and selected key employees to contribute to the successful performance of the Corporation and its Subsidiaries and the growth of the market value of the Corporation’s Common Stock; to achieve a unity of purpose between such Directors, employees and shareholders by providing ownership opportunities, and, when viewed in conjunction with potential benefit plans for members of the Board and the Boards of Directors of some or all of the Subsidiaries, to achieve a unity of purpose between such employees and directors in the achievement of the Corporation’s primary long term performance objectives; and to retain such employees by rewarding them with potentially tax-advantageous future compensation. These objectives will be promoted through the granting of Rights to designated Eligible Employees and Directors pursuant to the terms of this Plan
Section 2.2. Administration.
(a)	The Plan shall be administered by the Committee. The Committee may designate any officers or employees of the Corporation or any Subsidiary to assist in the administration of the Plan, to execute documents on behalf of the Committee and to perform such other ministerial duties as may be delegated to them by the Committee.

(b)	Subject to the provisions of the Plan, the determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive upon persons affected thereby. By way of illustration and not of limitation, the Committee shall have the discretion:
(i)	to construe and interpret the Plan and all Rights granted hereunder and to determine the terms and provisions (and amendments thereof) of the Rights granted under the Plan (which need not be identical);

(ii)	to define the terms used in the Plan and in the Rights granted hereunder;

(iii)	to prescribe, amend and rescind the rules and regulations relating to the Plan;

(iv)	to determine the Eligible Employees and Directors to whom and the time or times at which such Rights shall be granted, the number of shares of Stock, as and when applicable, to be subject to each Right, the exercise price or, other relevant purchase price or value pertaining to a Right, and the determination of leaves of absence which may be granted to Eligible Employees without constituting a termination of their employment for the purposes of the Plan; and

(v)	to make all other determinations and interpretations necessary or advisable for the administration of the Plan.
(c)	It shall be in the discretion of the Committee to grant Options to purchase shares of Stock to Eligible Employees which qualify as ISOs under the Code. Any Options granted which fail to satisfy the requirements for ISOs shall become Non-Qualified Options.

(d)	The intent of the Corporation is to effect the Registration. In such event, the Corporation shall make available to Eligible Employees and Directors receiving Rights and/or shares of Stock in connection therewith all disclosure documents required under applicable federal and state laws. If such Registration shall not occur, the Committee shall be responsible for supplying the recipient of a Right and/or shares of Stock in connection therewith with such information about the Corporation as is contemplated by the federal and state securities laws in connection with exemptions from the registration requirements of such laws, as well as providing the recipient of a Right with the opportunity to ask questions and receive answers concerning the Corporation and the terms and conditions of the Rights granted under this Plan. In addition, if such Registration shall not occur, the Committee shall be responsible for determining the maximum number of Eligible Employees and the suitability of particular persons to be Eligible Employees in order to comply with applicable federal and state securities statutes and regulations governing such exemptions.
(e)	In determining the Eligible Employees to whom Rights may be granted and the number of shares of Stock to be covered by each Right, the Committee shall take into account the nature of the services rendered by such Eligible Employees and Directors, their present and potential contributions to the success of the Corporation and/or a Subsidiary and such other factors as the Committee shall deem relevant. An Eligible Employee or Director who has been granted a Right under this Plan may be granted an additional Right or Rights under this Plan if the Committee shall so determine. If pursuant to the terms of this Plan, or otherwise in connection with this Plan, it is necessary that the percentage of stock ownership of an Eligible Employee be determined, the ownership attribution provisions set forth in Section 424(d) of the Code shall be controlling.

(f)	The granting of Rights pursuant to this Plan is in the exclusive discretion of the Committee, and until the Committee acts, no individual shall have any rights under this Plan. The terms of this Plan shall be interpreted in accordance with this intent.
Section 2.3. Stock Available For Rights.
(a)	Shares of the Stock shall be subject to, or underlying, grants of Options, Restricted Stock, SARs and Units under this Plan. The total number of shares of Stock for which, or with respect to which, Rights may be granted (including the number of shares of Stock in respect of which SARs and Units may be granted) under this Plan shall be those designated in the Plan Pool. In the event that a Right granted under this Plan to any Eligible Employee or Director expires or is terminated unexercised as to any shares of Stock covered thereby, such shares thereafter shall be deemed available in the Plan Pool for the granting of Rights under this Plan; provided, however, if the expiration or termination date of a Right is beyond the term of existence of this Plan as described in Section 7.3, then any shares of Stock covered by unexercised or terminated Rights shall not reactivate the existence of this Plan and therefore shall not be available for additional grants of Rights under this Plan.

(b)	In the event the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities as a result of a stock split, reverse stock split, stock dividend, recapitalization, merger, share exchange acquisition, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number and/or kind of shares of Stock in the Plan Pool that may be issued pursuant to the exercise of, or that are underlying, Rights granted hereunder; (ii) the exercise or other purchase price or value pertaining to, and the number and/or kind of shares of Stock called for with respect to, or underlying, each outstanding Right granted hereunder; and (iii) other rights and matters determined on a per share basis under this Plan or any Rights Agreement. Any such adjustments will be made only by the Committee and when so approved will be effective, conclusive and binding for all purposes with respect to this Plan and all Rights then outstanding. No such adjustments will be required by reason of (i) the issuance or sale by the Corporation for cash of additional shares of its Common Stock or securities convertible into or exchangeable for shares of its Common Stock, or (ii) the issuance of shares of Common Stock in exchange for shares of the capital stock of any corporation, financial institution or other organization acquired by the Corporation or any Subsidiary in connection therewith.

(c)	The grant of a Right pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(d)	No fractional shares of Stock shall be issued under this Plan for any adjustment under Section 2.3(b).
Section 2.4. Severable Provisions.
The Corporation intends that the provisions of each of Articles III, IV, V and VI, in each case together with Articles I, II and VII, shall each be deemed to be effective on an independent basis, and that if one or more of such Articles, or the operative provisions thereof, shall be deemed invalid, void or voidable, the remainder of such Articles shall continue in full force and effect.
Article III
OPTIONS
Section 3.1. Grant of Options.
     (a) The Company may grant Options to Eligible Employees as provided in this Article III. Options will be deemed granted pursuant to this Article III only upon (i) authorization by the Committee, and (ii) the execution and delivery of an Option Agreement by the Optionee and a duly authorized officer of the Company. The aggregate number of shares of Stock potentially acquirable under all Options granted shall not exceed the total number of shares of Stock remaining in the Plan Pool, less all shares of Stock potentially acquired under, or underlying, all other Rights outstanding under this Plan, except that Options for not more than 150,000 shares of Stock may be granted as ISOs.
     (b) The Committee shall designate Options at the time a grant is authorized as either ISOs or Non-Qualified Options. ISOs may only be granted to Eligible Employees. In accordance with Section 422 (d) of the Code, the aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Stock as to which an ISO may first become exercisable by an Optionee in a particular calendar year may not exceed the Annual Vesting Amount. If an Optionee is granted Options in excess of the Annual Vesting Amount, or if such Options otherwise become exercisable with respect to a number of shares of Stock which would exceed the Annual Vesting Amount, such excess Options shall be Non-Qualified Options.

Section 3.2. Exercise Price.
The initial Exercise Price of each Option granted under this Plan shall be determined by the Committee in its discretion; provided, however, that the Exercise Price of an ISO shall not be less than (i) the Fair Market Value of the Common Stock on the date of grant of the Option, in the case of any Eligible Employee who does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of the capital stock of the Company (within the meaning of Section 422 (b) (6) of the Code), or (ii) one hundred and ten percent (110%) of such Fair Market Value in the case of any Eligible Employee who owns stock in excess of such amount.
Section 3.3. Terms and Conditions of Options.
(a)	All Options must be granted within ten (10) years of the Effective Date.

(b)	The Committee may grant ISOs and Non-Qualifed Options, either separately or jointly, to an Eligible Employee. Directors are only eligible to be granted Non-Qualified Options by the Committee.

(c)	Each grant of Options shall be evidenced by an Option Agreement in form and substance satisfactory to the Committee in its discretion, consistent with the provisions of this Article III.
     (d) Nothing contained in Article III, any Option Agreement or in any other agreement executed in connection with the granting of an Option to an Eligible Employee under this Article III will confer upon any Optionee any right with respect to the continuation of his or her status as an employee of the Company or any of its Subsidiaries.
(e)	Except as otherwise provided herein, each Option Agreement may specify the Vesting Period with respect to the total number of shares of Stock acquirable thereunder. Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

(f)	Not less than one hundred (100) shares of Stock may be purchased at any one time through the exercise of an Option unless the number purchased is the total number at that time purchasable under all Options granted to the Optionee.

(g)	An Optionee shall have no rights as a shareholder of the Company with respect to any shares of Stock covered by Options granted to the Optionee until payment in full of the Exercise Price by such Optionee for the shares being purchased. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is fully paid for, except as provided in Section 2.3(b).
Section 3.4. Exercise of Options.
(a)	An Optionee must be an Eligible Employee or Director at all times from the date of grant until the exercise of the Options granted, except as provided in Section 3.5.

(b)	An Option may be exercised to the extent exercisable (i) by giving written notice of exercise to the Company, specifying the number of full shares of Stock to be purchased and, if applicable, accompanied by full payment of the Exercise Price thereof and the amount of the Tax Withholding Liability pursuant to Section 3.4(c) below; and (ii) by giving assurances satisfactory to the Company that the shares of Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the prior occurrence of the Registration or in the event resale of such Stock without such Registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act or any other applicable law, regulation or rule of any governmental agency.
(c)	As a condition to the issuance of the shares of Stock upon full or partial exercise of a Non-Qualified Option, the Optionee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company’s Tax Withholding Liability required in connection with such exercise.

(d)	The Exercise Price of an Option shall be payable to the Company either (i) in United States dollars, in cash or by check, or money order payable to the order of the Company, or (ii) at the discretion of the Committee, through the delivery of shares of the Stock owned by the Optionee (including, if the Committee so permits, a portion of the shares of Stock as to which the Option is then being exercised) with a Fair Market Value as of the date of delivery equal to the Exercise Price, or (iii) at the discretion of the Committee, by a combination of (i) and (ii) above. No shares of Stock shall be delivered until full payment has been made.
Section 3.5. Term and Termination of Option.
(a)	The Committee shall determine, and each Option Agreement shall state, the expiration date or dates of each Option, but such expiration date shall be not later than ten (10) years after the date such Option was granted. In the event an ISO is granted to a 10% Shareholder, the expiration date or dates of each Option Period shall be not later than five (5) years after the date such Option is granted. The Committee may extend the expiration date or dates of an Option Period of any Non-Qualified Option after such date was originally set; provided, however such expiration date may not exceed the maximum expiration date described in this Section 3.5(a).

(b)	In the event of the termination of employment of an Optionee either by reason of (i) Just Cause Termination, or (ii) voluntary separation on the part of such Optionee for a reason other than Retirement or Disability, any Option or Options granted to the Optionee under this Plan, to the extent not previously exercised or surrendered by the Optionee, or expired by their terms, shall immediately terminate.

(c)	In the event of the termination of employment of an Optionee as a result of such Optionee’s Retirement, such Optionee shall have the right to exercise any Option or Options granted to the Optionee under this Plan, to the extent that they have not previously been exercised or surrendered by the Optionee, or expired by their terms, for a period of three (3) months after the date of retirement, but in no event may any Option be exercised later than the end of the Option Period. Notwithstanding any other provision contained herein, or in any Option Agreement, upon Retirement, any Option then held by an Optionee shall be exercisable immediately in full.

(d)	In the event of the termination of employment of an Optionee by reason of such Optionee’s Disability, such Optionee shall have the right to exercise any Option or Options held by the Optionee, to the extent that they previously have not been exercised or surrendered by the Optionee, or expired by their terms, notwithstanding any limitations placed on the exercise of such Options by this Plan or an Option Agreement, immediately in full and at any time within twelve (12) months after the last date on which such Optionee provides services as an officer or an employee of the Corporation before being disabled, but in no event may any Option be exercised later than the end of the Option Period.

(e)	In the event that an Optionee should die while employed by the Corporation, or within three (3) months after Retirement, any Option or Options granted to the Optionee under this Plan and not previously exercised or surrendered by the Optionee, or expired by their terms, shall vest and shall be exercisable, according to their respective terms, by the personal representative of such Optionee or by any person or persons who acquired such Options by bequest or inheritance from such Optionee, notwithstanding any limitations placed on the exercise of such Options by this Plan or any Option Agreement, immediately in full and at any time within twelve (12) months after the date of death of such Optionee, but in no event may any Option be exercised later than the end of the Option Period. Any references herein to an Optionee shall be deemed to include any person entitled to exercise an Option under the terms of this Plan after the death of such Optionee.
Section 3.6. Change in Control Transaction.
At any time prior to the date of consummation of a Change in Control Transaction, the Committee may, in its absolute discretion, determine that all or any part of the Options theretofore granted under this Article III shall become immediately exercisable in full and may thereafter be exercised at any time before the date of consummation of the Change in Control Transaction (except as otherwise provided in Article II hereof, and except to the extent that such acceleration of exercisability would result in an “excess parachute payment” within the meaning of Section 280G of the Code).
Section 3.7. Restrictions On Transfer.
An Option granted under Article III may not be Transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee to whom it was granted, may be exercised only by such Optionee.
Section 3.8. Stock Certificates.
Certificates representing the Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate the provisions hereof. The Company may place a “stop transfer” order against such shares of Stock until all restrictions and conditions set forth in this Article III, the applicable Option Agreement, and in the legends referred to in this Section 3.8 have been complied with.

Section 3.9. Amendment and Discontinuance.
The Board may at any time terminate the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Corporation within twelve months of the date that the Board amends the Plan) may not amend the Plan to:
(a)	Increase the total number of shares of Stock issuable pursuant to all Rights under the Plan, except as contemplated in Section 2.3(b) hereof; or

(b)	Change the class of employees eligible to receive Incentive Stock Options that may participate in the Plan.
     No termination, amendment, or modification of the Plan shall affect adversely a Optionee’s rights under an Option Agreement without the consent of the Optionee or his legal representative.
Article IV
RESTRICTED STOCK GRANTS
Section 4.1 Grants of Restricted Stock.
(a)	The Company may issue Restricted Stock to Eligible Employees and Directors as provided in this Article IV. Restricted Stock will be deemed issued only upon (i) authorization by the Committee, and (ii) the execution and delivery of a Restricted Stock Grant Agreement by the person to whom such Restricted Stock is to be issued and a duly authorized officer of the Company.

(b)	Each issuance of Restricted Stock pursuant to this Article IV will be evidenced by a Restricted Stock Grant Agreement between the Company and the Holder in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article IV. Each Restricted Stock Grant Agreement will specify the purchase price per share, if any, paid by the Holder for the Restricted Stock, such amount to be fixed by the Committee.

(c)	Without limiting the foregoing, each Restricted Stock Grant Agreement shall set forth the terms and conditions of any forfeiture provisions regarding the Restricted Stock, (including any provisions for accelerated vesting in the event of a Change in Control Transaction) as determined by the Committee.

(d)	At the discretion of the Committee, the Holder, as a condition to such issuance, may be required to pay to the Corporation in cash, or in such other form as the Committee may determine in its discretion, the amount of the Corporation’s Tax Withholding Liability required in connection with such issuance.

(e)	Nothing contained in this Article IV, any Restricted Stock Grant Agreement, or any other agreement executed in connection with the issuance of Restricted Stock under this Article IV will confer upon any Holder any right with respect to the continuation of his or her status as an employee of the Company or any of its Subsidiaries.

Section 4.2. Restrictions on Transfer of Restricted Stock.
(a)	Shares of Restricted Stock acquired by a Holder may be Transferred only in accordance with the specific limitations on the Transfer of Restricted Stock imposed by applicable state or federal securities laws or set forth below, and subject to certain undertakings of the transferee set forth in Section 4.2(c). All Transfers of Restricted Stock not meeting the conditions set forth in this Section 4.2 are expressly prohibited.

(b)	Any prohibited Transfer of Restricted Stock is void and of no effect. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this Section 4.2, and/or exercise any other legal or equitable remedy.

(c)	Any Transfer of Restricted Stock that would otherwise be permitted under the terms of this Plan is prohibited unless the transferee executes such documents as the Company may reasonably require to ensure the Company’s rights under a Restricted Stock Grant Agreement and this Article IV are adequately protected with respect to the Restricted Stock so Transferred. Such documents may include, without limitation, an agreement by the transferee to be bound by all of the terms of this Plan applicable to Restricted Stock and of the applicable Restricted Stock Grant Agreement, as if the transferee were the original Holder of such Restricted Stock.

(d)	To facilitate the enforcement of the restrictions on Transfer set forth in this Article IV, the Committee may, at its discretion, require the Holder of shares of Restricted Stock to deliver the certificate(s) for such shares with a stock power executed in blank by the Holder and the Holder’s spouse, to the Secretary of the Company or his or her designee, and the Company may hold said certificate(s) and stock power(s) in escrow and take all such actions as are necessary to insure that all Transfers and/or releases are made in accordance with the terms of this Plan. The certificates may be held in escrow so long as the shares of Restricted Stock whose ownership they evidence are subject to any restriction on Transfer under this Article IV or under a Restricted Stock Grant Agreement. Each Holder acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow agent with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Article IV, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow agent will not be liable to any party to a Restricted Stock Grant Agreement (or to any other party) for any actions or omissions unless the escrow agent is grossly negligent relative thereto. The escrow agent may rely upon any letter, notice or other document executed by any signature purported to be genuine.
Section 4.3. Compliance with Law.
Notwithstanding any other provision of this Article IV, Restricted Stock may be issued pursuant to this Article IV only after there has been compliance with all applicable federal and state securities laws, and such issuance will be subject to this overriding condition. The Company may include shares of Restricted Stock in a Registration, but will not be required to register or qualify Restricted Stock with the SEC or any state agency, except that the Company will register with, or as required by local law, file for and secure an exemption from such registration requirements from the applicable securities administrator and other officials of each jurisdiction in which a Holder would be issued Restricted Stock hereunder prior to such issuance.
Section 4.4. Stock Certificates.
Certificates representing the Restricted Stock issued pursuant to this Article IV will bear all legends required by law and necessary to effectuate the provisions hereof. The Company may place a “stop transfer” order against shares of Restricted Stock until all restrictions and conditions set forth in this

Article IV, the applicable Restricted Stock Grant Agreement and the legends referred to in this Section 4.4 have been complied with.
Section 4.5. Market Standoff.
To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no Holder of any shares of Restricted Stock will Transfer any such shares not included in such underwriting, or not previously registered in a Registration, during the one hundred twenty (120) day period following the effective date of the registration statement filed with the SEC under the 1933 Act in connection with such offering.
Section 4.6. Amendment and Discontinuance.
The Board may at any time terminate the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Corporation within twelve months of the date that the Board amends the Plan) may not amend the Plan to:
(a)	Increase the total number of shares of Stock issuable pursuant to all Rights under the Plan, except as contemplated in Section 2.3(b) hereof; or

(b)	modify the requirements as to eligibility for participation under this Article IV.
No termination, amendment, or modification of the Plan shall affect adversely a Holder’s rights under a Restricted Stock Agreement without the consent of the Holder or his legal representative.
Article V
LONG-TERM INCENTIVE COMPENSATION UNITS
Section 5.1. Awards of Units.
(a)	The Company may grant awards of Units to Eligible Employees as provided in this Article V. Units will be deemed granted only upon (i) authorization by the Committee, and (ii) the execution and delivery of a Unit Agreement by the Eligible Employee to whom Units are to be granted and an authorized officer of the Company. Units may be granted in each of the years 2004 through 2014 in such amounts and to such Unit Recipients as the Committee may determine, subject to the limitations in Section 5.2 below.

(b)	Each grant of Units pursuant to this Article V will be evidenced by a Unit Award Agreement between the Company and the Unit Recipient in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article V.

(c)	Except as otherwise provided herein, Units will be distributed only after the end of the Performance Period. The Performance Period shall be set by the Committee for each year’s awards.

(d)	The percentage of the Units awarded under this Section 5.1 or credited pursuant to Section 5.5 that will be distributed to Unit Recipients shall depend on the levels of financial performance and other performance objectives achieved during each year of the Performance Period; provided, however, that the Committee may adopt one or more performance categories or eliminate all performance categories other than financial performance. Financial performance shall be based on the consolidated results of the Company and its Subsidiaries prepared on the same basis as the financial statements published for financial reporting purposes and determined in accordance with Section 5.1(e) below. Other performance categories adopted by the Committee shall be based on measurements of performance as the Committee shall deem appropriate.
(e)	Distributions of Units awarded will be based on the Company’s financial performance with results from other performance categories applied as a factor, not exceeding one (1), against financial results. The annual financial and other performance results will be averaged over the Performance Period and translated into percentage factors according to graduated criteria established by the Committee for the entire Performance Period. The resulting percentage factors shall determine the percentage of Units that will be converted to Retained Units. No conversion to Retained Units shall be made if a minimum average percentage of the applicable measurement of performance, financial and other, to be established by the Committee is not achieved for the Performance Period. The performance levels achieved for each Performance Period and percentage of Units converted to Retained Units shall be conclusively determined by the Committee.

(f)	The percentage of Units awarded which are converted to Retained Units based on the levels of performance (including any Units credited under Section 5.5) will be determined as soon as practicable after each Performance Period.

(g)	As soon as practical after determination of the number of Retained Units, such Retained Units shall be distributed in the form of a combination of shares and cash in the relative percentages as between the two as determined by the Committee. Units that have been awarded, but which do not become Retained Units, shall be canceled.

(h)	Notwithstanding any provision in this Article V other than Section 5.2, if the Committee determines that it is appropriate under the circumstances, the Committee may award to any Eligible Employee by virtue of hire, promotion or upgrade to a higher job grade classification, or special individual circumstances, an award of Units, with respect to one or more Performance Periods that began in prior years and at the time of the award have not yet been completed.

(i)	Notwithstanding any other provision of this Plan, the Committee may reduce or eliminate awards to a Unit Recipient who has been demoted to a lower job grade classification, and where circumstances warrant, may permit continued participation, proration or early distribution, or a combination thereof, of awards which would otherwise be canceled.
Section 5.2. Limitations.
The aggregate number of shares of Stock potentially distributable under all Units granted, including any Units credited pursuant to Section 5.5, shall not exceed the total number of shares of Stock remaining in the Plan Pool, less all shares of Stock potentially acquirable under, or underlying, all other Rights outstanding under this Plan.
Section 5.3. Terms and Conditions.
(a)	All awards of Units must be made within ten (10) years of the Effective Date.
          (b) The award of Units shall be evidenced by a Unit Award Agreement in form and substance satisfactory to the Committee in its discretion, consistent with the provisions of this Article V.
(c)	Nothing contained in this Article V, any Unit Award Agreement or in any other agreement executed in connection with the award of Units under this Article V will confer upon any Unit Recipient any right with respect to the continuation of his or her status as an employee of the

Company or any of its Subsidiaries.
(d)	A Unit Recipient shall have no rights as a shareholder of the Company with respect to any Units until the Retained Unit has been converted into shares of Stock. No adjustment shall be made in the number of Units for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is fully paid for, except as provided in Sections 2.3(b) and 5.6(a).
Section 5.4. Special Distribution Rules.
(a)	Except as otherwise provided in this Section 5.4, a Unit Recipient must be an Eligible Employee from the date a Unit is awarded to him or her continuously through and including the date of conversion to a Retained Unit.

(b)	In case of the Death or Disability of a Unit Recipient prior to the end of any Performance Period, the number of Retained Units converted for the Unit Recipient for such Performance Period shall be reduced pro rata based on the number of months remaining in the Performance Period after the month of Death or Disability. The Retained Units, reduced in the discretion of the Committee to the percentage indicated by the levels of performance achieved prior to the date of Death or Disability, if any, shall be distributed in cash or Stock within a reasonable time after Death or Disability. All other Units awarded to the Unit Recipient for such Performance Period shall be canceled.

(c)	If a Unit Recipient enters into Retirement prior to the end of any Performance Period, the Units converted to Retained Units for such Unit Recipient shall be prorated to the end of the year in which such Retirement occurs and distributed in cash or Stock at the end of the Performance Period based upon the Company’s performance for such period.

(d)	In the event of the termination of the Unit Recipient’s status as an Eligible Employee prior to the end of any Performance Period for any reason other than Death, Disability or Retirement, all Units awarded to the Unit Recipient with respect to any such Performance Period shall be immediately forfeited and canceled.

(e)	Upon a Unit Recipient’s promotion to a higher job grade classification, the Committee may award to the Unit Recipient the total Units, or any portion thereof, which are associated with the higher job grade classification for the then current Performance Period.
Section 5.5. Dividend Equivalent Units.
The Committee may provide in a grant and in the Unit Agreement that on each record date for dividends on the Common Stock, an amount equal to the dividend payable on one share of Common Stock will be determined and credited on the payment date to each Unit Recipient’s account for each Unit which has been awarded to the Unit Recipient and not converted to a Retained Unit or canceled. Such amount will be converted within the account to an additional number of Units equal to the number of shares of Common Stock that could be purchased at Fair Market Value on such dividend payment date. These Units will be treated for purposes of this Article V in the same manner as those Units granted pursuant to Section 5.1.
Section 5.6. Adjustments.
(a)	In addition to the provisions of Section 2.3(b), if an extraordinary change occurs during a Performance Period which significantly alters the basis upon which the performance levels were established under Section 5.1 for that Performance Period, to avoid distortion in the operation of this Article V, but subject to Section 5.2, the Committee may make adjustments in such performance levels to preserve the incentive features of this Article V, whether before or after the end of the Performance Period, to the extent it deems appropriate in its sole discretion, which adjustments shall be conclusive and binding upon all parties concerned. Such changes may include, without limitation, adoption of, or changes in, accounting practices, tax laws and regulatory or other laws or regulations; economic changes not in the ordinary course of business cycles; significant corporate transactions; or compliance with judicial decrees or other legal authorities.
(b)	At any time prior to the date of consummation of a Change in Control Transaction, the Committee may determine that all or any part of the Units theretofore awarded under this Article V shall become immediately Retained Units (reduced pro rata based on the number of months remaining in the Performance Period after the consummation of the Change in Control Transaction) and may thereafter be distributed in cash or Stock at any time before the date of consummation of the Change in Control Transaction (except as otherwise provided in Article II hereof, and except to the extent that such acceleration of distribution would result in an “excess parachute payment” within the meaning of Section 280G of the Code).
Section 5.7. Other Conditions.
(a)	No person shall have any claim to be granted an award of Units under this Article V and there is no obligation for uniformity of treatment of Eligible Employees or Unit Recipients under this Article IV.

(b)	The Company shall have the right to deduct from any distribution or payment in cash under this Article V, and the Unit Recipient or other person receiving shares of Stock under this Article V shall be required to pay to the Company any Tax Withholding Liability. The number of shares of Stock to be distributed to any individual Unit Recipient may be reduced by the number of shares of Stock, the Fair Market Value of which on the Distribution Date is equivalent to the cash necessary to pay any Tax Withholding Liability, where the cash to be distributed is not sufficient to pay such Tax Withholding Liability, or the Unit Recipient may deliver to the Company cash sufficient to pay such Tax Withholding Liability.

(c)	Any distribution of shares of Stock under this Article V may be delayed until the requirements of any applicable laws or regulations, and any stock exchange or applicable NASDAQ requirements, are satisfied. The shares of Stock distributed under this Article V shall be subject to such restrictions and conditions on disposition as counsel for the Company shall determine to be desirable or necessary under applicable law.

(d)	For the purpose of distribution of Units in cash, the value of a Unit shall be the Fair Market Value on the Distribution Date.

(e)	Notwithstanding any other provision of this Article V, no Dividend Equivalent Credits shall be made and no conversion of Dividend Equivalent Units to Retained Units shall be made if at the time a Dividend Equivalent Credit or conversion of Dividend Equivalent Units to Retained Units would otherwise have been made:
(i)	The regular dividend on the Common Stock has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding shares of capital stock of the Corporation:

(ii)	The rate of dividends on the Common Stock is lower than at the time the Dividend Equivalent Units were awarded, adjusted for any change of the type referred to in Section 2.3(b).

(iii)	Estimated consolidated net income of the Corporation for the twelve-month period preceding the month the Dividend Equivalent Credit or conversion of Dividend Equivalent Units to Retained Units would otherwise have been made is less than the sum of the amount of the Dividend

Equivalent Credits and Retained Units eligible for distribution under this Article V in that month plus all dividends applicable to such period on an accrual basis, either paid, declared or accrued at the most recently paid rate, on all outstanding shares of Common Stock; or
(iv)	The Dividend Equivalent Credit or conversion of Dividend Equivalent Units to Retained Units would result in a default in any agreement by which the Corporation is bound.
(f)	In the event net income available under Section 5.7(e) above for Dividend Equivalent Credits and conversion of Dividend Equivalent Units to Retained Units is sufficient to cover part but not all of such amounts, the following order shall be applied in making payments: (i) Dividend Equivalent Credits, and then (ii) conversion of Dividend Equivalent Units to Retained Units.
Section 5.8. Designation of Beneficiaries.
A Unit Recipient may designate a beneficiary or beneficiaries to receive all or part of the Stock and/or cash to be distributed to the Unit Recipient under this Article V in case of Death. A designation of beneficiary may be replaced by a new designation or may be revoked by the Unit Recipient at any time. A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the Unit Recipient and delivered to the Corporation prior to the Unit Recipient’s Death. In case of the Unit Recipient’s Death, any amounts to be distributed to the Unit Recipient under this Article V with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Article V to the designated beneficiary or beneficiaries. The amount distributable to a Unit Recipient upon Death and not subject to such a designation shall be distributed to the Unit Recipient’s estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Article V, the amount in question may be paid to the estate of the Unit Recipient, in which event the Corporation shall have no further liability to anyone with respect to such amount.
Section 5.9. Restrictions On Transfer.
Units granted under Article V may not be Transferred, except as provided in Section 5.8, and, during the lifetime of the Unit Recipient to whom it was awarded, cash and Stock receivable with respect to Retained Units may be received only by such Unit Recipient.
Section 5.10. Amendment and Discontinuance.
The Board may at any time terminate the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Corporation within twelve months of the date that the Board amends the Plan) may not amend the Plan to:
(a)	Increase the total number of shares of Stock issuable pursuant to all Rights under the Plan, except as contemplated in Section 2.3(b) hereof; or

(b)	modify the requirements as to eligibility for participation under this Article V.
No termination, amendment, or modification of the Plan shall affect adversely a Unit Recipient’s rights under a Unit Award Agreement without the consent of the Unit Recipient or his legal representative.
No award of Units may be granted under this Article V after December 31, 2012.

Article VI
STOCK APPRECIATION RIGHTS
Section 6.1. Grants of SARs.
(a)	The Corporation may grant SARs under this Article VI. SARs will be deemed granted only upon (i) authorization by the Committee, and (ii) the execution and delivery of a SAR Agreement by the Eligible Employee to whom the SARs are to be granted and a duly authorized officer of the Corporation. The aggregate number of shares of Stock which shall underlie SARs granted hereunder shall not exceed the total number of shares of Stock remaining in the Plan Pool, less all shares of Stock potentially acquirable under or underlying all other Rights outstanding under this Plan.

(b)	Each grant of SARs pursuant to this Article VI shall be evidenced by a SAR Agreement between the Corporation and the SAR Recipient, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article VI.
Section 6.2. Terms and Conditions of SARs.
(a)	All SARs must be granted within ten (10) years of the Effective Date.

(b)	Each SAR issued pursuant to this Article VI shall have an initial Base Value.

(c)	Nothing contained in this Article VI, any SAR Agreement or in any other agreement executed in connection with the granting of a SAR under this Article VI will confer upon any SAR Recipient any right with respect to the continuation of his or her status as an employee of the Corporation or any of its Subsidiaries.

(d)	Except as otherwise provided herein, each SAR Agreement may specify the SAR Vesting Period. Such SAR Vesting Periods will be fixed by the Committee and may be accelerated or shortened by the Committee.

(e)	SARs relating to less than one hundred (100) shares of Stock may not be exercised at any one time unless the number exercised is the total number at that time exercisable under all SARs granted to the SAR Recipient.

(f)	A SAR Recipient shall have no rights as a shareholder of the Corporation with respect to any shares of Stock underlying such SAR. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is fully paid for, except as provided in Sections 2.3(b) and 6.2(c).
Section 6.3. Restrictions On Transfer of SARs.
SARs granted under this Article VI may not be Transferred, except as provided in Section 6.7, and during the lifetime of the SAR Recipient to whom it was granted, may be exercised only by such SAR Recipient.
Section 6.4. Exercise of SARs.
(a)	A SAR Recipient (or his or her executors or administrators, or heirs or legatees) shall exercise a SAR by giving written notice of such exercise to the Corporation. SARs may be exercised only upon the completion of the SAR Vesting Period, if any, applicable to such SAR.

(b)	Within ten (10) business days of the SAR Exercise Date applicable to a SAR exercised in accordance with Section 6.4(a), the SAR Recipient shall be paid in cash the difference between the Base Value of such SAR (as adjusted, if applicable under Section 6.2(c), as of the most recently preceding quarterly period) and the Fair Market Value of the Common Stock as of the SAR Exercise Date, as such difference is reduced by the Company’s Tax Withholding Liability arising from such exercise.
Section 6.5. Termination of SARs.
The Committee shall determine, and each SAR Agreement shall state the SAR Period. The Committee may extend the expiration date or dates of a SAR Period after such date is originally set; provided, however, such expiration date may not exceed 10 years from the date of grant of the SAR.

Section 6.6. Change in Control Transaction.
At any time prior to the date or consummation of a Change in Control Transaction, the Committee may, in its absolute discretion, determine that all or any part of the SARs theretofore granted under this Article VI shall become immediately exercisable in full and may thereafter be exercised at any time before the date of consummation of the Change in Control Transaction (except as otherwise provided in Article II hereof, and except to the extent that such acceleration of exercisability would result in an excess parachute payment within the meaning of Section 280G of the Code).
Section 6.7. Designation of Beneficiaries.
A SAR Recipient may designate a beneficiary or beneficiaries to receive all or part of the cash to be paid to the SAR Recipient under this Article VI in case of Death. A designation of beneficiary may be replaced by a new designation or may be revoked by the SAR Recipient at any time. A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the SAR Recipient and delivered to the Corporation prior to the SAR Recipient’s Death. In case of the SAR Recipient’s Death, the amounts to be distributed to the SAR Recipient under this Article VI with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Article VI to the designated beneficiary or beneficiaries. The amount distributable to a SAR Recipient upon Death and not subject to such a designation shall be distributed to the SAR Recipient’s estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Article VI, the amount in question may be paid to the estate of the SAR Recipient in which event the Corporation shall have no further liability to anyone with respect to such amount.
Section 6.8. Amendment and Discontinuance.
The Board may at any time terminate the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Corporation within twelve months of the date that the Board amends the Plan) may not amend the Plan to:
(a)	Increase the total number of shares of Stock issuable pursuant to all Rights under the Plan, except as contemplated in Section 2.3(b) hereof; or

(b)	modify the requirements as to eligibility for participation under this Article VI.
No termination, amendment, or modification of the Plan shall affect adversely a SAR Recipient’s rights under a SAR Agreement without the consent of the SAR Recipient or his legal representative.

Article VII
MISCELLANEOUS
Section 7.1. Application of Funds.
The proceeds received by the Corporation from the sale of Stock pursuant to the exercise of Rights will be used for general corporate purposes.
Section 7.2. No Obligation to Exercise Right.
The granting of a Right shall impose no obligation upon the recipient to exercise such Right.
Section 7.3. Term of Plan.
Except as otherwise specifically provide herein, Rights may be granted pursuant to this Plan from time to time within ten (10) years from the Effective Date.
Section 7.4. Captions and Headings; Gender and Number.
Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part of, and shall not serve as a basis for, interpretation or construction of this Plan. As used herein, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa, whenever such meanings are appropriate.
Section 7.5. Expenses of Administration of Plan.
All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Corporation or by one or more Subsidiaries.
Section 7.6. Exculpation and Indemnification.
In connection with this Plan, no member of the Committee shall be personally liable for any act or omission to act in such person’s capacity as a member of the Committee, nor for any mistake in judgment made in good faith, unless arising out of, or resulting from, such person’s own bad faith, gross negligence, willful misconduct, or criminal acts. To the extent permitted by applicable law and regulation, the Corporation shall indemnify and hold harmless the members of the Committee, and each other officer or employee of the Corporation to whom any duty or power relating to the administration or interpretation of this Plan may be assigned or delegated, from and against any and all liabilities (including any amount paid in settlement of a claim with approval of the Board) and any costs or expense (including reasonable counsel fees) incurred by such person arising out of, or as a result of, such person’s duties, responsibilities, and obligations under this Plan, other than such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons.
Section 7.7. Governing Law.
Without regard to the principles of conflicts of laws the laws of the State of North Carolina shall govern and control the validity, interpretation, performance and enforcement of this Plan.
Section 7.8. Inspection of Plan.
A copy of this Plan, and any amendments thereto, shall be maintained by the Secretary of the Corporation and shall be shown to any proper person making inquiry about it.